UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2014

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 30, 2014, Keating Capital, Inc. (the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission relating to the Annual Meeting of Stockholders to be held on June 16, 2014 (the “Annual Meeting”). The Proxy Statement described in detail the two proposals to be presented to the Company’s stockholders at the Annual Meeting.  The Board of Directors fixed the close of business on April 30, 2014 as the record date (the “Record Date”) for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting. A total of 9,668,059 shares of common stock were entitled to vote at the Annual Meeting.

On June 16, 2014, the Company held its Annual Meeting of Stockholders at the Company’s corporate headquarters.  Each proposal presented to the stockholders at the Annual Meeting was approved. The final voting results for each of the proposals were as follows:

First Proposal - The Company’s stockholders elected five directors to serve until the 2015 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Withheld

Laurence W. Berger	5,330,969	163,872

Timothy J. Keating	5,328,379	166,462

J. Taylor Simonton	5,319,100	175,741

Robert T. Cassato	5,329,410	165,431

Leslie D. Michelson	5,332,026	162,815

Second Proposal - The Company’s stockholders approved the new Investment Advisory and Administrative Services Agreement between the Company and Keating Investments, LLC, to take effect upon a proposed change of control of Keating Investments, LLC in connection with the Transaction, as defined below. The tabulation of votes was:

FOR	AGAINST	ABSTAIN

5,224,904	122,308	147,629
(number)	(number)	(number)

95.09%	2.22%	2.69%
(%)*	(%)*	(%)*

*Represents a percentage of all shares present at the meeting or voting by proxy.

   No broker non-votes were cast in connection the first and second proposals presented to stockholders at the Annual Meeting.

The Company issued a press release, filed herewith as Exhibit 99.1, on June 16, 2014 announcing that each of the proposals, as described in the Proxy Statement, was approved at the Annual Meeting.

The approval of the new Investment Advisory and Administrative Services Agreement between the Company and Keating Investments is a condition to the closing of the sale of 100% of the issued and outstanding equity interests of Keating Investments by its members to BDCA Adviser, LLC (“BDCA Adviser”), pursuant to a purchase agreement (the “Transaction”).

The New Advisory Agreement will become effective upon the closing of the Transaction.  The terms and conditions of the New Advisory Agreement will be identical with respect to all material terms and conditions of the existing Investment Advisory and Administrative Services Agreement (the “Existing Advisory Agreement”), and the investment advisory fees under the New Advisory Agreement will remain the same as the investment advisory fees under the Existing Advisory Agreement.

The closing of the Transaction remains subject to other customary closing conditions but is expected to occur on July 1, 2014.

Upon the closing of the Transaction, Keating Investments will become a wholly-owned subsidiary of BDCA Adviser, and the name of Keating Investments, LLC will be changed to “BDCA Venture Adviser, LLC” (“BDCA Venture Adviser”).  Timothy J. Keating, Kyle L. Rogers and Frederic M. Schweiger, the current members of Keating Investments’ Investment Committee, will continue to manage the day-to-day operations of the Company and will remain employed with BDCA Venture Adviser pursuant to employment agreements. Upon consummation of the Transaction, the Investment Committee of BDCA Venture Adviser will include Messrs. Keating, Rogers and Schweiger, as well as two additional members, Peter M. Budko and Robert K. Grunewald, who are also officers of BDCA Adviser.

Promptly following the closing of the Transaction, Keating Capital, Inc. will change its name to “BDCA Venture, Inc.” (“BDCA Venture”).  The stockholders of Keating Capital will still own the same amount and type of shares in BDCA Venture.  The shares of BDCA Venture will continue to be listed on Nasdaq and are expected to begin trading under the new ticker symbol “BDCV” on July 2, 2014.

Promptly following the closing of the Transaction, the Company intends to file a Current Report on Form 8-K to announce the change of its name and ticker symbol and the execution of the New Advisory Agreement between BDCA Venture Adviser and BDCA Venture.  The Current Report will include a copy of the New Advisory Agreement.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description

99.1	Press Release dated June 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 16, 2014	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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